    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2002
                          REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                       CABOT MICROELECTRONICS CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                  36-4324765
        (State or other jurisdiction             (I.R.S. Employer Identification
      of incorporation or organization                        Number)

                             870 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
              (Address of registrant's principal executive offices)

                       CABOT MICROELECTRONICS CORPORATION
                 AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                 MATTHEW NEVILLE
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       CABOT MICROELECTRONICS CORPORATION
                             870 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                                 (630) 375-6631
           (Name, address, and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE


======================================================================================================
                                                        PROPOSED          PROPOSED
                                    AMOUNT TO            MAXIMUM           MAXIMUM
                                       BE               OFFERING          AGGREGATE         AMOUNT OF
TITLE OF SECURITIES                REGISTERED           PRICE PER         OFFERING        REGISTRATION
TO BE REGISTERED                       (1)               SHARE(2)          PRICE(2)           FEE(3)

------------------------------------------------------------------------------------------------------

Common Stock, par value             3,000,000            $61.525         $184,575,000        $16,981
$.001 per share (4)                 shares
------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based on the average of the high and low prices of a share of our common stock, $.001 par value ("Common Stock") as reported on the Nasdaq National Market on February 6, 2002.

(3) This Registration Statement registers additional shares of our Common Stock issuable pursuant to the same employee benefit plan for which Registration Statement 33-34272 is currently effective. Accordingly, pursuant to Instruction E on Form S-8, the registration fee is being paid with respect to the additional securities only.

(4) Includes an equal number of preferred share purchase rights associated with our Common Stock under a Rights Agreement dated as of March 24, 2000 and amended September 29, 2000 ("Preferred Share Purchase Rights").

         We filed Registration Statement No. 33-34272 with the Securities and Exchange Commission (the "SEC") on April 7, 2000 to register 3,500,000 shares of our Common Stock issuable pursuant to our 2000 Equity Incentive Plan (now known as the Amended and Restated 2000 Equity Incentive Plan (as amended, the "Plan")). Registration Statement No. 33-34272 is still effective. We are filing this Registration Statement to register 3,000,000 additional shares of Common Stock issuable pursuant to the Plan.

         The contents of Registration Statement No. 33-34272 are incorporated herein by reference, to the extent not amended hereby.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the Nasdaq Stock Market's National Market, 33 Whitehall Street, New York, NY 10004.

         The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents:

         (a) Our Annual Report on Form 10-K for the fiscal year ended September 30, 2001 filed with the SEC on December 14, 2001, which includes our audited financial statements for the fiscal year ended September 30, 2001.

         (b) The portions of our Proxy Statement for the 2002 Annual Meeting of Stockholders that have been incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

         (c) Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2001 filed with the SEC on February 11, 2002.

         (d) The description of our Common Stock and Preferred Share Purchase Rights contained in our Registration Statement on Form 8-A filed with the SEC on April 3, 2000.

         In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of our Common Stock subject to our Amended and Restated 2000 Equity Incentive Plan have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

         ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

         Our bylaws and our certificate of incorporation require us to indemnify to the fullest extent authorized by the DGCL any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise. We have entered into indemnification agreements with all of our directors and executive officers in which we confirm that we will provide to them the indemnification rights provided for in our by-laws.

         As permitted by section 102(b)(7) of the DGCL, our certificate of incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under section 174 of the DGCL; or (d) from any transaction from which the director derived an improper personal benefit.

         We have obtained primary and excess insurance policies insuring our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

         ITEM 8.  EXHIBITS

EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------

4.1 Cabot Microelectronics Corporation Amended and Restated 2000 Equity Incentive Plan.

5.1               Opinion of Neal, Gerber & Eisenberg.

23.1              Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).

23.2 Consent of PricewaterhouseCoopers LLP (independent public accountants).

24.1 Power of Attorney (included as part of the signature page of this Registration Statement).



         ITEM 9.  UNDERTAKINGS

         The Company hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement which includes any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (d) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
         Section 3(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aurora, State of Illinois, on February 13, 2002.

                                     CABOT MICROELECTRONICS CORPORATION

                                     /s/ MATTHEW NEVILLE
                                     ----------------------------------
                                     By:  Matthew Neville
                                          Chairman of the Board, President and
                                          Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Cabot Microelectronics Corporation, a Delaware corporation, do hereby constitute and appoint Martin M. Ellen, Carol Bernstein and Daniel S. Wobby and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                              Title                              Date
    ---------                              -----                              ----


/s/ MATTHEW NEVILLE            Chairman of the Board, President            February 13, 2002
-----------------------        and Chief Executive Officer, Director
Matthew Neville                (Principal Executive Officer)



/s/ MARTIN M. ELLEN            Vice President and Chief Financial          February 13, 2002
-----------------------        Officer (Principal Financial Officer)
Martin M. Ellen


/s/ DANIEL S. WOBBY            Corporate Controller (Principal             February 13, 2002
-----------------------        Accounting Officer)
Daniel S. Wobby


/s/ KENNETT F. BURNES          Director                                    February 13, 2002
-----------------------
Kennett F. Burnes


                               Director                                    February 13, 2002
-----------------------
Juan Enriquez-Cabot


/s/ JOHN P. FRAZEE, JR.        Director                                    February 13, 2002
-----------------------
John P. Frazee, Jr.


                               Director                                    February 13, 2002
-----------------------
William P. Noglows


/s/ RONALD L. SKATES           Director                                    February 13, 2002
-----------------------
Ronald L. Skates


/s/ STEVEN V. WILKINSON        Director                                    February 13, 2002
-----------------------
Steven V. Wilkinson

                                INDEX TO EXHIBITS

EXHIBIT NO.        DESCRIPTION OF EXHIBIT
-----------        ----------------------

4.1 Cabot Microelectronics Corporation Amended and Restated 2000 Equity Incentive Plan.

5.1                Opinion of Neal, Gerber & Eisenberg.

23.1               Consent of Neal, Gerber & Eisenberg (included in Exhibit
                   5.1).

23.2 Consent of PricewaterhouseCoopers LLP (independent public accountants).

24.1 Power of Attorney (included as part of the signature page of this Registration Statement).